Exhibit 99.1

  Viewpoint Corporation Announces Second Quarter Financial Results;
           Sequential Revenue Increases 43% to $5.7 Million;
        Gross Profit Increases 26% Sequentially to $2.8 Million

    NEW YORK--(BUSINESS WIRE)--Aug. 3, 2006--Viewpoint Corporation (NASDAQ: VWPT), a leading Internet marketing technology company, today announced financial results for the second quarter ended June 30, 2006.
    Viewpoint reported total revenue of $5.7 million for the second quarter 2006, a 43 percent increase as compared with $4.0 million in the first quarter 2006 and a 13 percent decrease as compared to $6.6 million in the second quarter 2005. Gross profit was $2.8 million for the second quarter of 2006, an increase of 26 percent as compared to the $2.2 million for the first quarter of 2006, and a decrease of 38 percent as compared to $4.6 million for the second quarter of 2005. Revenue and gross profit in the 2005 periods included approximately $1.1 million from an agreement with AOL that expired at December 31, 2005 and represented a significant portion of the decreases.
    Patrick Vogt, President and Chief Executive Officer, commented, "We are very pleased with the progress we've made on our strategy over the past quarter and the significant improvements we're seeing in the business. Our Unicast business delivered a strong quarter with significant sequential improvements and results that are on par with our seasonally strong fourth quarter. We are also pleased with our progress in TheStudio, our Services business, which doubled in revenue sequentially while generating a strong pipeline that should sustain our momentum through the year. The results in this business clearly demonstrate the progress of the restructuring plan and management changes we put in place in the first quarter.
    "On the technology front, we introduced an Internet Marketing Technology Product Series, part of the Unicast Advertising Systems, to help marketers increase the effectiveness of advertising and selling on the web. We also further enhanced our Application Marketing Solutions, part of our Search business, through the introduction of a Personalization feature as an option for custom toolbars. This feature allows marketers to offer personalized applications, which deliver relevant content to users within an application. These developments underscore our commitment to enabling our customers to leverage technology innovation to build stronger brands."
    Net loss for the second quarter 2006 was $2.8 million, or $(0.04) per share, compared with net loss of $3.9 million, or $(0.06) per share, in the first quarter 2006 and net loss of $0.4 million, or $(0.01) per share, in the second quarter of 2005. Operating loss for the second quarter of 2006 was $2.1 million, compared to an operating loss of $3.1 million in the first quarter of 2006, and a loss of $0.8 million in the second quarter of 2005. The operating loss included $0.5 million of stock-based compensation charges during the second quarter of 2006 associated with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R) "Share-Based Payment" which was slightly less than amounts expensed in the first quarter of 2006 and in the second quarter of 2005.
    For the six months ended June 30, 2006, the Company reported revenue of $9.7 million, compared with $12.2 million for the same period in 2005, a decrease of $2.5 million. Gross profit decreased 41 percent to $5.1 million in 2006 from $8.6 million in 2005. Viewpoint's operating expenses for the six-month period ended June 30, 2006 were $10.3 million compared with $10.2 million for the six-month period ended June 30, 2005, an increase of 1 percent. Stock-based compensation increased $0.6 million between the periods.
    The Company's net loss for the six months ended June 30, 2006 of $6.8 million, or $(0.10) per share, was based on a loss from operations of $5.2 million, which included charges of $1.2 million for stock based compensation and $0.6 million for depreciation and amortization. This compares to a net loss for the six months ended June 30, 2005 of $1.2 million, or $(0.02) per share, based on a loss from operations of $1.6 million, which included charges of $0.6 million for stock based compensation and $0.8 million for depreciation and amortization.
    Viewpoint's cash, cash equivalents, and marketable securities were $7.5 million and working capital was $6.2 million as of June 30, 2006. This can be compared with cash, cash equivalents, and marketable securities of $7.6 million and working capital of $6.8 million as of March 31, 2006.
    Bill Mitchell, Chief Financial Officer, added, "Our product and sales progress led to improved financial performance this quarter. We are confident that continued execution of our long-term strategy should enable us to capitalize on the clear market opportunity for technology that enables interactive, engaging rich media and enhanced online advertising."
    Patrick Vogt continued, "In all, we are very pleased with our progress this quarter and as such are reconfirming our guidance of $26-30 million in revenue for the full year 2006. We will also continue to strive for positive "Adjusted Operating Income" for the year, which as we stated in the first quarter of 2006, will still be challenging. We continue to be confident in the business going forward and expect the momentum we have seen in the second quarter to continue through the second half of the year."

    FINANCIAL INFORMATION

    Management prepares and is responsible for the Company's consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before August 9, 2006. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

    FINANCIAL MEASURES

    In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

    CONFERENCE CALL

    The Company will host a conference call on August 3, 2006 at 9:00 a.m. (Eastern Time) to discuss second quarter 2006 financial results.
    The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.companyboardroom.com. If you are not able to access the live webcast, dial in information is as follows:

    Toll-Free Telephone Number: (800) 603-7883

    International Telephone Number: (706) 643-1946

    Pass code: 2778976

    Participants should call at least 10 minutes prior to the start of the call.
    A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing
(800) 642-1687 through Thursday, August 10, 2006. Callers should enter the pass code above to access the recording.

    ABOUT VIEWPOINT

    Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint's creative services group, Unicast, Viewpoint's online advertising group, and KeySearch, Viewpoint's search engine marketing consulting practice. Viewpoint's technology and services are behind the online presence of some of the world's most esteemed brands, including America Online, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

    The company has approximately 110 employees principally at its headquarters in New York City and in Los Angeles.

    FORWARD LOOKING STATEMENTS

    This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will achieve revenue of $26 million for the year ending December 31, 2006 or be adjusted operating income positive for the year ending December 31, 2006.

    Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.
Copyright (C)2006 Viewpoint Corporation. All Rights Reserved.


                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                Three Months Ended
                                                June 30,     March 31,
                                            --------------------------
                                              2006     2005     2006
                                            -------- -------- --------
Revenue:
  Search                                    $ 1,573  $ 2,393  $ 1,789
  Advertising systems                         3,013    1,163    1,595
  Services                                    1,091    1,564      553
  Related party services                          -      354        -
  Licenses                                       32      227       46
  Related party licenses                          -      872        -
                                            -------- -------- --------
Total revenue                                 5,709    6,573    3,983
                                            -------- -------- --------

Cost of revenue:
  Search                                         38       49       36
  Advertising systems                         2,199      909    1,040
  Services                                      648    1,055      663
  Licenses                                        2        1        6
                                            -------- -------- --------
Total cost of revenue                         2,887    2,014    1,745
                                            -------- -------- --------
Gross profit                                  2,822    4,559    2,238
                                            -------- -------- --------

Operating expenses:
  Sales and marketing                         1,449    1,228    1,578
  Research and development                    1,068    1,147    1,088
  General and administrative                  2,226    2,654    2,359
  Depreciation                                  107      182      117
  Amortization of intangible assets             111      126      110
  Restructuring charges                           -        -       92
                                            -------- -------- --------
Total operating expenses                      4,961    5,337    5,344
                                            -------- -------- --------
Loss from operations                         (2,139)    (778)  (3,106)
                                            -------- -------- --------

Other income (expense):
  Interest and other income, net                 90       32       79
  Interest expense                             (209)    (339)    (287)
  Changes in fair values of warrants to
   purchase common stock                       (544)     648     (628)
                                            -------- -------- --------
Total other income (expense)                   (663)     341     (836)
                                            -------- -------- --------

Loss before provision for income taxes       (2,802)    (437)  (3,942)
Provision for income taxes                       19        9        7
                                            -------- -------- --------

Net loss from continuing operations          (2,821)    (446)  (3,949)
Adjustment to net loss on disposal of
 discontinued operations                          -        -        -
                                            -------- -------- --------

Net loss                                    $(2,821) $  (446) $(3,949)
                                            -------- -------- --------

Basic and diluted net loss per common share:$ (0.04) $ (0.01) $ (0.06)

Weighted average number of shares
 outstanding-basic and diluted               66,505   58,014   64,864
                                            -------- -------- --------


                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                     Six  Months Ended
                                                         June  30,
                                                     -----------------
                                                       2006     2005
                                                     -------- --------
Revenue:
  Search                                             $ 3,362  $ 4,573
  Advertising systems                                  4,608    1,895
  Services                                             1,644    2,807
  Related party services                                   -      749
  Licenses                                                78      382
  Related party licenses                                   -    1,745
                                                     -------- --------
Total revenue                                          9,692   12,151
                                                     -------- --------

Cost of revenue:
  Search                                                  74       95
  Advertising systems                                  3,239    1,498
  Services                                             1,311    1,923
  Licenses                                                 8        3
                                                     -------- --------
Total cost of revenue                                  4,632    3,519
                                                     -------- --------
Gross profit                                           5,060    8,632
                                                     -------- --------

Operating expenses:
  Sales and marketing                                  3,027    2,503
  Research and development                             2,156    2,353
  General and administrative                           4,585    4,741
  Depreciation                                           224      338
  Amortization of intangible assets                      221      252
  Restructuring charges related to office closure         92        -
                                                     -------- --------
Total operating expenses                              10,305   10,187
                                                     -------- --------
Loss from operations                                  (5,245)  (1,555)
                                                     -------- --------

Other income (expense):
  Interest and other income, net                         169       56
  Interest expense                                      (496)    (655)
  Changes in fair values of warrants to purchase
   common stock                                       (1,172)     830
                                                     -------- --------
Total other income (expense)                          (1,499)     231
                                                     -------- --------

Loss before provision for income taxes                (6,744)  (1,324)
Provision for income taxes                                26       12
                                                     -------- --------

Net loss from continuing operations                   (6,770)  (1,336)
Adjustment to net loss on disposal of discontinued
 operations                                                -      145
                                                     -------- --------

Net loss                                             $(6,770) $(1,191)
                                                     -------- --------

Basic and diluted net loss per common share:         $ (0.10) $ (0.02)

Weighted average number of shares outstanding-basic
 and diluted                                          65,689   57,835
                                                     -------- --------


                         VIEWPOINT CORPORATION
                      CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                June 30,  December 31,
                                                --------- ------------
                                                  2006         2005
                                                ----------  ----------
Assets
Current assets:
Cash and cash equivalents                       $   1,802   $   6,437
Marketable securities                               5,718       2,674
Accounts receivable, net                            2,895       4,342
Prepaid expenses and other current assets             536         510
                                                ----------  ----------
Total current assets                               10,951      13,963

Restricted cash                                       185         182
Property and equipment, net                         1,164       1,218
Goodwill                                           25,537      25,537
Intangible assets, net                              3,915       4,131
Other assets                                           95         105
                                                ----------  ----------
Total assets                                    $  41,847   $  45,136
                                                ----------  ----------

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                $   2,177   $   2,834
Accrued expenses                                      820         635
Deferred revenue                                      151         207
Current portion of warrants to purchase common
 stock                                                427           -
Current portion of notes payable                      389         814
Accrued incentive compensation                        545         545
Current liabilities related to discontinued
 operations                                           231         231
                                                ----------  ----------
Total current liabilities                           4,740       5,266

Accrued expenses - Deferred Rent                      286         334
Warrants to purchase common stock                   1,727         982
Subordinate notes                                   2,263       2,090
Unicast notes                                       1,625       1,582
                                                ----------  ----------
Total liabilities                                  10,641      10,254
                                                ----------  ----------

Stockholders' equity
Preferred stock                                         -           -
Common stock                                           67          65
Paid-in capital                                   304,811     301,766
Treasury stock                                     (1,015)     (1,015)
Accumulated other comprehensive loss                  (16)        (63)
Accumulated deficit                              (272,641)   (265,871)
                                                ----------  ----------
Total stockholders' equity                         31,206      34,882
                                                ----------  ----------
Total liabilities and stockholders' equity      $  41,847   $  45,136
                                                ==========  ==========


                         VIEWPOINT CORPORATION
          RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO
                   ADJUSTED OPERATING INCOME (LOSS)
               (in thousands, except per share amounts)
                              (Unaudited)

                               Three Months Ended    Six Months Ended
                                 June 30,  March 31,     June 30,
                            -------------- --------- -----------------
                              2006    2005    2006     2006     2005
                            -------- ------ -------- -------- --------

Loss from Operations        $(2,139) $(778) $(3,106) $(5,245) $(1,555)
Plus (Less):
Stock based Compensation:
  COS-Ad Systems                  2      -        3        5        -
  COS - Services                 46      -       55      101        -
  Sales and marketing           119      -      172      291        -
  Research and development       85      -      109      194       14
  General and administrative    243    581      329      572      581
Depreciation:
  COS-Ad Systems                  6      9        7       13       28
  COS - Services                 20     29       21       41       87
  General and administrative    107    182      117      224      338
Amortization:
  COS-Ad Systems                 28     53       28       56      105
  COS - Services                  -      -        -        -        -
  General and administrative    111    126      110      221      252
Restructuring charges             -      -       92       92        -
                            -------- ------ -------- -------- --------
Adjusted Operating Income
 (loss)                     $(1,372) $ 202  $(2,063) $(3,435) $  (150)
                            -------- ------ -------- -------- --------

    CONTACT: Viewpoint
             William H. Mitchell, 212-201-0800
             whmitchell@viewpoint.com
             or
             Investor Relations:
             212-201-0800
             ir@viewpoint.com